                                                                    Exhibit 21.1
                          SUBSIDIARY CORPORATIONS OF
                            GRACE DEVELOPMENT, INC.

                               December 31, 1999


                                          State or Nation
          Name                           of Incorporation
          ----                           ----------------

New Millennium Multimedia, Inc.              Georgia

Avana Communications Corporation             Georgia